                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 for Tender of
               8 3/8% Senior Subordinated Notes Due July 1, 2011
                           (the "Outstanding Notes")

                                       of

                        Mohegan Tribal Gaming Authority

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Outstanding Notes pursuant to the Exchange Offer
described in the Prospectus dated         , 2001 (as the same may be amended or
supplemented from time to time, the "Prospectus") of the Mohegan Tribal Gaming Authority (the "Authority"), if certificates for the Outstanding Notes are not immediately available, or time will not permit the Outstanding Notes, the Letter of Transmittal and all other required documents to be delivered to State Street Bank and Trust Company (the "Exchange Agent") prior to 5:00 p.m., New
York City time, on         , 2001 or such later date and time to which the
Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY

          By Mail:
 State Street Bank and Trust
           Company             By Overnight Courier or Hand Delivery in Boston:
        P.O. Box 778                 State Street Bank and Trust Company
 Boston, Massachusetts 02102               Two Avenue de Lafayette
 Attention: Corporate Trust              Boston, Massachusetts 02110
    Department, 5th Floor      Attention: Corporate Trust Department, 5th Floor
       Johnnie Kindell                         Johnnie Kindell

By Hand Delivery in New York:   By Facsimile (for Eligible Institutions only):
 State Street Bank and Trust         State Street Bank and Trust Company
           Company                              (617) 662-1452
   61 Broadway, 15th Floor          Attention: Corporate Trust Department
   Corporate Trust Window            Confirm by telephone: (617) 662-1553
  New York, New York 10006

                         For Information:(617) 662-1553

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE
      OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Authority, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Notes."

Name(s) of Registered Holder(s): _______________________________________________
                                            (Please Print or Type)
Signature(s): __________________________________________________________________
Address(es)_____________________________________________________________________
________________________________________________________________________________
Area Code(s) and Telephone Number(s): __________________________________________
Account Number: ________________________________________________________________
Date: __________________________________________________________________________

            Certificate No(s).                    Principal Amount of Outstanding
              (if available)                              Notes Tendered*
------------------------------------------- -------------------------------------------
------------------------------------------- -------------------------------------------
------------------------------------------- -------------------------------------------
------------------------------------------- -------------------------------------------
------------------------------------------- -------------------------------------------
------------------------------------------- -------------------------------------------

* Must be in integral multiples of $1,000 principal amount.

                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm: _____________________________ ___________________________________________
                                                       Authorized Signature
Address: _________________________________  Name: ____________________________________
                                                       Please Print or Type
___________________________________________ Title: ___________________________________
                                   Zip Code
Telephone No.: ___________________________  Dated: ___________________________________

  The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                                       2